Exhibit 99.1

MOBILEBITS TO MERGE WITH PRINGO, A LEADING PROVIDER OF ENTERPRISE PORTALS AND SOCIAL COLLABORATION SOLUTIONS

MobileBits To Add Social Media Features

Sarasota, FL, and Los Angeles, CA, – MobileBits Holdings Corp., (OTCBB: MBIT) a global technology company that develops mobile digital solutions and delivers highly targeted advertisements, today announced  that it has signed a definitive agreement to merge with  Los Angeles-based Pringo, Inc., (www.pringo.com), a provider of enterprise-class online portals and social collaboration tools.

Pringo currently empowers enterprises to directly engage consumers through the delivery of multilingual portals and social communities. Clients who utilize Pringo’s robust platform include Comcast, Scripps, Square Enix, and eHarmony®. The addition of Pringo will significantly elevate MobileBits’ ability to deliver a full range of online content, social collaboration and interactive data solutions   ☐   all enhancing mobile and web results, allowing for a more targeted advertising platform.

"This merger complements, enhances and accelerates our company's strategic business plan and solidifies our consumer product offerings,” said Walter Kostiuk, Chief Executive Officer and Chairman of MobileBits. "In addition, integration of Pringo technology will empower MobileBits to introduce its product offerings into the enterprise sector as well.”

"Pringo’s existing and profitable line of enterprise products, combined with the state-of-the-art mobile technologies offered by MobileBits, will support all enterprises desiring a full end- to-end digital strategy," said Majid Abai, Chief Executive Officer of Pringo. "This is a fantastic opportunity for both organizations to deliver a unique set of product offerings focused on both consumer and enterprise sectors.”

The planned integration of the technologies offered by both organizations allows for creation of unique mobile & web solutions that deliver highly relevant content, applications and advertising campaigns through one scalable, enterprise-grade platform. These new capabilities will significantly enhance MobileBits’ ability to capitalize on the tremendous growth taking place in the global mobile data market.

Under the terms of the agreement, Pringo’s stockholders and the holders of Pringo’s outstanding options and warrants, will own fifty percent (50%) of MobileBits’ then outstanding shares of common stock on a fully diluted basis. MobileBits stockholders, and holders of MobileBits outstanding options and warrants, will own fifty percent (50%) of its then outstanding shares of MobileBits common stock on a fully diluted basis (as if such options and warrants were exercised).

New York-based Rodman & Renshaw LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ:  RODM), provided advisory services to MobileBits and Los Angeles-based Siemer & Associates provided advisory services to Pringo on this transaction.

About MobileBits
MobileBits Holdings Corp. is a global technology company that provides answers and highly targeted advertisements through its MobileBits solutions; available on mobile phones through the Company’s web and smartphone applications.  The Company offers a wide range of answers and information on a broad scope of web-based content.  To learn more, visit www.mobilebits.com.

About Pringo
Pringo provides software tools that combine enterprise-class multilingual portals, CMS, user management tool, and social collaboration features in one open-source package. Its products allow for deployment and management of all websites in an organization from a simple administration console. Pringo products are an essential component of any organization’s sales, marketing and internal and external communications strategies. Pringo is based in Los Angeles, CA. For more information, please visit www.pringo.com.

For more information contact:

Investor Contact:
MobileBits Investor Relations
E:  ir@mobilebits.com

Forward-Looking Safe Harbor Statement:
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially from forecasted results. These risks and uncertainties include our ability to: attract end users; attract advertisers; our ability to successfully implement our current long-term growth strategy; as well as product demand, market competition, fluctuations in advertising payouts, delays in website & application development, technical issues beyond our control, reliance on the various platforms that we build applications on, and risks inherent in our operations. For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

###